Exhibit 10.2

SIXTH AMENDMENT TO LEASE

I.	PARTIES AND DATE.

This Sixth Amendment to Lease (the “Amendment”) dated September 10, 2004, is by and between THE IRVINE COMPANY (“Landlord”), and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation (“Tenant”).

II.	RECITALS.

Landlord and Tenant have entered into an undated lease, which lease has been amended by: (i) a First Amendment to Lease dated May 1, 2000, (ii) by Second Amendment to Lease dated June 17, 2002, (iii) by a Third Amendment to Lease dated September 12, 2002, (iv) by a Fourth Amendment to Lease dated October 14, 2003 (the “Fourth Amendment”), and (v) by a Fifth Amendment to Lease dated February 5, 2004 (said lease, as so amended, is hereinafter referred to as the “Lease”).

Landlord and Tenant each desire to further modify the Lease to add approximately 21,880 rentable square feet of space in a building located at 320 Commerce, Suite 100, Irvine, California, which space is more particularly described on EXHIBIT A attached to this Amendment and is herein referred to as the “320 Commerce Premises”, to adjust the Basic Rent, and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.	MODIFICATIONS.

A. Premises. From and after the “Commencement Date for the 320 Commerce Premises” (as hereinafter defined), the 320 Commerce Premises together with the Premises described in the Lease, shall collectively constitute the “Premises” under the Lease.

B. Building. All references to the “Building” in the Lease shall be amended to refer to the four (4) buildings located at 300 Commerce (the “300 Commerce Building”), 340 Commerce (the “340 Commerce Building”), 350 Commerce (the “350 Commerce Building”) and at 320 Commerce (the “320 Commerce Building”) Irvine, California, either collectively or individually as the context may reasonably require. Not by way of limitation of the foregoing, Tenant shall be permitted to interconnect its telecommunications cabling within the “risers” of the 320 Building, subject to the conditions of Section III(C) of the Fourth Amendment.

C. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Effective as of the Commencement Date for the 320 Commerce Premises, Item 1 shall be deleted in its entirety and substituted therefore shall be the following:

“1. Premises: The Premises (more particularly described in Section 2.1) consists of space located in four (4) buildings, commonly known as :

“Building 1” – 340 Commerce, Irvine, California

“Building 2” – 350 Commerce, Irvine, California

“Building 3” – 300 Commerce, Irvine, California

“Building 4” – 320 Commerce, Irvine, California”.

2. Item 4 is hereby amended by adding the following:

The “Commencement Date for the 320 Commerce Premises” shall mean the earlier of (a) the date Tenant commences its business operations in the 320 Commerce Premises, or (b) October 1, 2004 (subject, however, to Landlord’s obligation to provide early access to the 320 Commerce Premises pursuant to Section III (E) below). Prior to Tenant’s taking possession of the 320 Commerce Premises, the parties shall memorialize on a form provided by Landlord the actual Commencement Date for the 320 Commerce Premises, provided that Tenant’s failure to execute that form shall not affect the validity of Landlord’s determination of said date.”

3. Item 5 is hereby amended by adding the following:

“The Term of this Lease as to the 320 Commerce Premises only, shall expire at midnight on March 31, 2005”

4. Item 6 is hereby amended by adding the following:

“Basic Rent for the 320 Commerce Premises: Commencing on the Commencement Date for the 320 Commerce Premises and ending on March 31, 2005, the Basic Rent for the 320 Commerce Premises shall be Thirty Three Thousand Nine Hundred Fourteen Dollars ($33,914.00) per month, based on $1.55 per rentable square foot.”

5. Effective as of the Commencement Date for the 320 Commerce Premises, Item 8 shall be deleted in its entirety and substituted therefor shall be the following:

“8. Floor Area of Premises: Approximately 140,464 rentable square feet comprised as follows:

340 Commerce Building – approximately 53,360 rentable square feet

350 Commerce Building - approximately 53,360 rentable square feet

300 Commerce Building – approximately 11,864 rentable square feet

320 Commerce Building – approximately 21,880 rentable square feet.”

6. Effective as of the Commencement Date for the 320 Commerce Premises, Item 14 shall be deleted in its entirety and substituted therefor shall be the following:

“14. Vehicle Parking Spaces: Five hundred forty-eight (548)”

D. Shared Electric Meter. Tenant acknowledges and agrees that electricity for the 320 Commerce Premises is on a single meter shared with the second floor premises of the 320 Commerce Building, and that pursuant to the applicable provisions of Section 6.1 of the Lease, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such electricity supplied to the 320 Commerce Premises and shall invoice Tenant therefor. The basis of such reasonable determination shall be the “baseline” usage of the electricity by the second floor tenant over the past five (5) months, and Tenant’s proportionate share shall be based on such historical usage.

E. Early Entry to the 320 Commerce Premises. Landlord shall provide Tenant with access to the 320 Commerce Premises not later than September 15, 2004 solely to enable Tenant to install fixtures, furniture, computers, telephone and cabling equipment in the 320 Commerce Premises. Such access shall be subject to all of the terms and conditions of the Lease, except that Tenant’s rental obligation as to the 320 Premises shall not commence to accrue until the Commencement Date for the 320 Commerce Premises hereof.

F. Acceptance of Premises. Tenant acknowledges that the lease of the 320 Commerce Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part as to improvements whatsoever.

IV.	GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

F. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

V.	EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY		NEW CENTURY FINANCIAL CORPORATION,
a Delaware corporation

By	/s/ William R. Halford	By	/s/ Elise Luckham
	William R. Halford, President	Name	Elise Luckham
	Office Properties	Title	Vice President

By	/s/ Steven E. Claton Steven E. Claton, Vice President Operations, Office Properties	By
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